Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Frequency Electronics, Inc.

Mitchel Field, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08901, 333-40506, 333-140938, 333-156600, 333-42233 and 333-188952) of Frequency Electronics, Inc. of our report dated July 27, 2023, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Melville, New York

August 2, 2024